UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2018

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

10000 Energy Drive

Spring, Texas 77389

 (Address of principal executive office) (Zip Code)

(832) 796-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

         Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by Southwestern Energy Company (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2018 (the “Original Report”), solely to correct clause (b) of the definition of Cash Flow Per Debt-Adjusted Share of the Original Report.  This Amendment does not otherwise amend, update or change any other disclosure contained in the Original Report.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The definition of Cash Flow Per Debt-Adjusted Share is corrected to read:

the quotient of (a) the average cash flow from operations adjusted for working capital for 2018-2020 divided by (b) the sum of (i) the average of the diluted weighted average number of shares of common stock of the Company outstanding for the years ended December 31, 2017 (adjusted for the conversion of the Company’s Series B Mandatory Convertible Preferred Stock, which converted to common stock on January 12, 2018) and December 31, 2020 plus (ii) the ratio of the average of the gross debt of the Company (net of cash and cash equivalents) outstanding on December 31, 2017, and December 31, 2020, to the average of the closing prices for the Company’s common stock on the last 20 trading days before those dates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: March 9, 2018	By:	/s/ John C. Ale

		Name:	John C. Ale
		Title:	Senior Vice President, General Counsel and Secretary